                                                                   EXHIBIT 10.19

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                                 LOAN AGREEMENT


                          Dated as of February 14, 2001





                                     Between


                               MEGAPLEX NINE, INC.
                                   as Borrower



                                       and


                          BEAR, STEARNS FUNDING, INC.,
                                    as Lender







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                                TABLE OF CONTENTS

                                                                                               Page
I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions ..................................................................    1
Section 1.2    Principles of Construction ...................................................   19


II.     GENERAL TERMS
Section 2.1    Loan Commitment; Disbursement to Borrower ....................................   19
Section 2.2    Interest; Loan Payments; Late Payment Charge .................................   20
Section 2.3    Prepayments ..................................................................   22
Section 2.4    Defeasance ...................................................................   23
Section 2.5    Release of Property ..........................................................   25
Section 2.6    Manner of Making Payments; Cash Management ...................................   27
Section 2.7    Additional Collateral Parcels ................................................   27


III.    CONDITIONS PRECEDENT
Section 3.1    Conditions Precedent to Closing ..............................................   29


IV.     REPRESENTATIONS AND WARRANTIES
Section 4.1    Borrower Representations .....................................................   33


V.      BORROWER COVENANTS
Section 5.1    Affirmative Covenants ........................................................   44
Section 5.2    Negative Covenants ...........................................................   53


VI.     INSURANCE; CASUALTY; CONDEMNATION
Section 6.1    Insurance ....................................................................   56
Section 6.2    Casualty .....................................................................   59
Section 6.3    Condemnation .................................................................   59
Section 6.4    Restoration ..................................................................   60


VII.    RESERVE FUNDS
Section 7.1    Intentionally Deleted ........................................................   65
Section 7.2    Tax and Insurance Escrow Fund ................................................   65
Section 7.3    Replacements and Replacement Reserve .........................................   66
Section 7.4    Ground Lease Reserve Fund ....................................................   70
Section 7.5    Liquidity Reserve ............................................................   71
Section 7.6    Reserve Funds, Generally .....................................................   72


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
VIII.   DEFAULTS
Section 8.1    Event of Default .............................................................   72
Section 8.2    Remedies .....................................................................   74
Section 8.3    Remedies Cumulative; Waivers .................................................   76


IX.     SPECIAL PROVISIONS
Section 9.1    Sale of Notes and Securitization .............................................   76
Section 9.2    Securitization Indemnification ...............................................   77
Section 9.3    Rating Surveillance ..........................................................   80
Section 9.4    Exculpation ..................................................................   80
Section 9.5    Satisfaction of Obligations by Master Tenants ................................   82
Section 9.6    Servicer .....................................................................   82


X.      MISCELLANEOUS
Section 10.1   Survival .....................................................................   83
Section 10.2   Lender's Discretion ..........................................................   83
Section 10.3   Governing Law ................................................................   83
Section 10.4   Modification, Waiver in Writing ..............................................   84
Section 10.5   Delay Not a Waiver ...........................................................   85
Section 10.6   Notices ......................................................................   85
Section 10.7   Trial by Jury ................................................................   86
Section 10.8   Headings .....................................................................   86
Section 10.9   Severability .................................................................   86
Section 10.10  Preferences ..................................................................   86
Section 10.11  Waiver of Notice .............................................................   87
Section 10.12  Remedies of Borrower .........................................................   87
Section 10.13  Expenses; Indemnity ..........................................................   87
Section 10.14  Schedules Incorporated .......................................................   88
Section 10.15  Offsets, Counterclaims and Defenses ..........................................   88
Section 10.16  No Joint Venture or Partnership; No Third Party Beneficiaries ................   88
Section 10.17  Publicity ....................................................................   89
Section 10.18  Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets ......   89
Section 10.19  Waiver of Counterclaim .......................................................   90
Section 10.20  Conflict; Construction of Documents; Reliance ................................   90
Section 10.21  Brokers and Financial Advisors ...............................................   90
Section 10.22  Prior Agreements .............................................................   90


                                    SCHEDULES

Schedule I        -     Properties-Allocated Loan Amounts

Schedule II       -     Additional Leases

Schedule III      -     Intentionally Deleted

Schedule IV       -     Litigation


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
                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, dated as of February 14, 2001 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BEAR, STEARNS FUNDING, INC., a Delaware corporation, having an address at 245 Park Avenue, New York, New York 10167 ("LENDER") and MEGAPLEX NINE, INC., a Missouri corporation, having an address at 30 Pershing Road, Suite 201, Kansas City, Missouri 64108 ("BORROWER").


                              W I T N E S S E T H:


                  WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

                  NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                  I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1 DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "ADDITIONAL COLLATERAL ACQUISITION DATE" shall have the meaning set forth in Section 2.7(b).

                  "ADDITIONAL COLLATERAL PARCEL" shall have the meaning set forth in Section 2.7(a).

                  "ADDITIONAL INSOLVENCY OPINION" shall have the meaning set forth in Section 4.1.30.

                  "ADJUSTED NET OPERATING INCOME" means, with respect to any period during which an Individual Property is not leased to a Master Tenant, the Net Operating Income for such Individual Property (excluding percentage rents and interest on credit accounts) for such period, without deduction for (a) any actual management fees incurred in connection with the operation of such Individual Property, and (b) amounts paid to the Reserve Accounts in respect of such Individual Property, less (i) management fees equal to the greater of (A) assumed management fees of three percent (3%) of Gross Income from Operations for such Individual

Property and (B) any actual management fees incurred in connection with such Individual Property, (ii) an allowance for deposits into the Replacement Reserve Account in an amount equal to $0.20 per square foot of gross leasable area at such Individual Property and (iii) four percent (4%) of Gross Income from Operations for such Individual Property as an allowance for tenant improvements and leasing commissions.

                  "ADJUSTED RELEASE AMOUNT" shall mean, for each Partial Defeasance Property, one hundred twenty-five percent (125%) of the Pro-Rata Release Amount for such Individual Property for which a release is permitted.

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "AFFILIATED LOANS" shall mean a loan made by Lender to an Affiliate of Borrower or any guarantor.

                  "AGENT" shall mean First Union National Bank or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

                  "ALLOCATED LOAN AMOUNT" shall mean for an Individual Property the amount set forth on Schedule I hereto.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Properties prepared by Borrower for the applicable Fiscal Year or other period.

                  "APPLICABLE INTEREST RATE" shall mean the following rates per annum with respect to the corresponding Components comprising the Note as set forth below:

                     Component A               6.54678 % per annum
                     Component B               6.96495 % per annum
                     Component C               7.30479 % per annum
                     Component D               7.45029 % per annum
                     Component E               8.43254 % per annum.
                     Component F               9.25206 % per annum.

                  "APPROVED ANNUAL BUDGET" shall have the meaning set forth in
Section 5.1.11(d).

                  "APPROVED APPRAISAL" shall mean an MAI appraisal of the applicable Individual Property prepared by an appraiser satisfactory to Lender and the applicable Rating Agencies that is no more than one (1) year old and is otherwise satisfactory in form and substance to Lender and the applicable Rating Agencies.

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                  "ASSIGNMENT OF LEASES" shall mean, with respect to each
Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

                  "BASIC CARRYING COSTS" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes,
(ii) Insurance Premiums and (iii) Ground Rents.

                  "BEAR STEARNS GROUP" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "BORROWER" shall mean Megaplex Nine, Inc., together with its successors and assigns.

                  "BS & CO." shall have the meaning set forth in Section 9.2(b).

                  "BSCM" shall have the meaning set forth in Section 9.2(b).

                  "BSCMS" shall have the meaning set forth in Section 9.2(b).

                  "BSIL" shall have the meaning set forth in Section 9.2(b).

                  "BSREG" shall have the meaning set forth in Section 9.2(b).

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York; Chicago, Illinois, Charlotte, North Carolina or Kansas City, Missouri are not open for business.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

                  "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement by and among Borrower, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

                  "CASUALTY" shall have the meaning specified in Section 6.2 hereof.

                  "CASUALTY CONSULTANT" shall have the meaning set forth in
Section 6.4(b)(iii) hereof.

                  "CASUALTY RETAINAGE" shall have the meaning set forth in
Section 6.4(b)(iv) hereof.

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                  "CLOSING DATE" shall mean the date of the funding of the Loan.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "COMPONENT" shall mean, individually, any one of Component A, Component B, Component C, Component D, Component E or Component F.

                  "COMPONENT A" shall mean that certain Component of the Note corresponding to the Securities designated as Class A.

                  "COMPONENT B" shall mean that certain Component of the Note corresponding to the Securities designated as Class B.

                  "COMPONENT C" shall mean that certain Component of the Note corresponding to the Securities designated as Class C.

                  "COMPONENT D" shall mean that certain Component of the Note corresponding to the Securities designated as Class D.

                  "COMPONENT E" shall mean that certain Component of the Note corresponding to the Securities designated as Class E.

                  "COMPONENT F" shall mean that certain Component of the Note corresponding to the Securities designated as Class F.

                  "COMPONENTS" shall mean, collectively, Component A, Component B, Component C, Component D, Component E and Component F.

                  "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

                  "COVERED INFORMATION" shall have the meaning set forth in
Section 9.2(b).

                  "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including any Defeasance Premium and Prepayment Charge) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note or if a Defeasance Event has occurred under the Undefeased Note.

                  "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

                  (a) the numerator is the sum of (i) the aggregate Net Cash Flow for the Properties that are leased by Borrower pursuant to a Master Lease during such period and (ii) the Adjusted Net Operating Income for the Properties that are not leased pursuant to a Master Lease during such period; and

                  (b) the denominator is the aggregate amount of principal and interest due and payable on the Note or, in the event a Defeasance Event has occurred, the Undefeased Note, for such period.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

                  "DEFEASANCE DATE" shall have the meaning set forth in Section 2.4.1(a)(i) hereof.

                  "DEFEASANCE DEPOSIT" shall mean an amount equal to the remaining principal amount of the Note or the Defeased Note, as applicable, the Defeasance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof (including, without limitation any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

                  "DEFEASANCE EVENT" shall have the meaning set forth in Section 2.4.1(a) hereof.

                  "DEFEASANCE PREMIUM" shall mean the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of a Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

                  "DEFEASED NOTE" shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

                  "DISBURSING AGENT" shall mean Stewart Title Guaranty Company or, if Stewart Title Guaranty Company is unable or unwilling to act in such capacity, such other escrow agent as shall be acceptable to Master Tenant, Borrower, Lender and the Rating Agencies.

                  "DISCLOSURE DOCUMENT" shall have the meaning set forth in
Section 9.2.(a) hereof.

                  "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least P-1 by Moody's Investors Service, Inc. and in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least and "Aa2" by Moody's).

                  "ENVIRONMENTAL INDEMNITY" shall mean, with respect to each Individual Property, that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower and Indemnitor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

                  "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "EXCHANGE ACT FILING" shall have the meaning set forth in
Section 5.1.11(i).

                  "EXTRAORDINARY EXPENSE" shall have the meaning set forth in
Section 5.1.11(e) hereof.

                  "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS INCOME FROM OPERATIONS" shall mean all income, computed in accordance with GAAP, derived from the ownership, net leasing and operation of the Properties from whatever source, including, but not limited to, Rents, interest on the Liquidity Reserve Account, any operating expense recoveries and fee revenues but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

                  "GROUND LEASE PROPERTY" shall mean the real property demised by the Ground Leases.

                  "GROUND LEASE RESERVE ACCOUNT" shall have the meaning set forth in Section 7.4.1.

                  "GROUND LEASE RESERVE FUND" shall have the meaning set forth in Section 7.4.1.

                  "GROUND LEASES" shall mean, collectively, (a) with respect to the Individual Property known as First Colony, Houston, TX, that certain Lease between The First Colony Mall Venture, as landlord, and American Multi-Cinema, Inc., as tenant, dated as of December 17, 1996, as assigned by American Multi-Cinema, Inc. to Entertainment Properties Trust pursuant to that certain Assignment and Assumption Agreement, dated as of December 23, 1997, as further assigned from Entertainment Properties Trust to Borrower pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof and (b) with respect to that certain Individual Property known as Oakview, Omaha, NE, that certain Lease between George W. Venteicher, Frank R. Krejci, Susan Venteicher and Vera Jane Krejci, as landlord, and American Multi-Cinema, Inc., as tenant, dated as of June 11, 1996, as amended pursuant to that certain First Amendment to Ground Lease dated as of May 13, 1997, between George W. Venteicher, Frank R. Krejci, Susan Venteicher and Vera Jane Krejci and American Multi-Cinema, Inc., as assigned by American Multi-Cinema, Inc. to Entertainment Properties Trust pursuant to that certain Assignment and Assumption Agreement dated as of December 23, 1997, as further assigned by Entertainment Properties Trust to Borrower pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof.

                  "GROUND RENTS" shall have the meaning set forth in Section 7.4.1.

                  "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

                  "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person, including, but not limited to, amounts for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

                  "INDEMNIFIED PERSON" shall have the meaning set forth in
Section 9.2(h).

                  "INDEMNITOR" shall mean EPT DownReit, Inc., a Missouri corporation, together with is successors and assigns.

                  "INDEPENDENT DIRECTOR" shall mean a director of Borrower who is not at the time of initial appointment, or at any time while serving as a director of Borrower, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of Borrower or Principal), officer, employee, partner, attorney or counsel of the Principal, the Borrower or any Affiliate of either of them; (b) a customer, supplier or other person who derives any of its purchases or revenues from its activities with the Principal, the Borrower or any Affiliate of either of them; (c) a Person controlling or under common control with any such stockholder, director, officer, partner, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property".

                  "INSOLVENCY OPINION" shall mean that certain opinion letter dated the date hereof delivered by Kutak Rock LLP in connection with the Loan.

                  "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 6.1(b) hereof.

                  "INSURANCE PROCEEDS" shall have the meaning set forth in
Section 6.4(b) hereof.

                  "INTEREST ACCRUAL PERIOD" shall mean the period commencing on
(a) with respect to the initial Interest Accrual Period, the date hereof and ending on March 11, 2001 and (b) with respect to every Interest Accrual Period thereafter, the twelfth (12th) day of each calendar month and ending on the eleventh (11th) day of the following calendar month.

                  "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, including, without limitation, the Master Leases, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

                  "LENDER" shall mean Bear, Stearns Funding, Inc., together with its successors and assigns.

                  "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the issuer of any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

                  "LIABILITIES" shall have the meaning set forth in Section 9.2(b) hereof.

                  "LICENSES" shall have the meaning set forth in Section 4.1.22 hereof.

                  "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanics', materialmen's and other similar liens and encumbrances.

                  "LIQUIDITY RESERVE FUND" shall have the meaning set forth in
Section 7.5.

                  "LIQUIDITY RESERVE RELEASE AMOUNT" shall mean the product of
(a) the Maximum Liquidity Reserve Amount multiplied by (b) the fraction of (i) the Allocated Loan Amount for the Individual Property that is leased to a Master Tenant having the Required Rating and (ii) the original principal balance of the Loan.

                  "LOAN" shall mean the Components comprising the loan made by Lender to Borrower pursuant to this Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnities, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan.

                  "LOCKBOX ACCOUNT" shall mean, collectively, the account or accounts, if any, specified in the Cash Management Agreement for deposit of Rents and other receipts from the Properties.

                  "MASTER LEASES" shall mean, collectively, (a) that certain Lease, dated as of December 23, 1997 between Entertainment Properties Trust, a Maryland real estate investment trust, as landlord, and American Multi-Cinema, Inc., a Missouri corporation, as tenant, with respect to the Individual Property known as First Colony 24 located in Houston, Texas, as assigned by Entertainment Properties Trust to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (b) that certain Lease, dated as of June 29, 1998 between EPT DOWNREIT, INC., a Missouri corporation, as landlord, and American Multi-Cinema, Inc., Missouri corporation, as tenant, with respect to the Individual Property known as Hampton Town Center 24 located in Hampton, Virginia, as assigned by EPT DOWNREIT, INC., to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (c) that certain Lease, dated as of April 17, 1998 between EPT DOWNREIT, INC., a Missouri corporation, as landlord, and American Multi-Cinema, Inc., Missouri corporation, as tenant, with respect to the Individual Property known as, Mesquite 30, located in Mesquite, Texas, as assigned by EPT DOWNREIT, INC., to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (d) that certain Lease, dated as of December 23, 1997 between Entertainment Properties Trust, a Maryland real estate investment trust, as landlord, and American Multi-Cinema, Inc., a Missouri corporation, as tenant, with respect to the Individual Property known as Leawood Town Center 20, located in Kansas City, Missouri, as assigned by Entertainment Properties Trust to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (e) that certain Lease, dated as of March 9, 1998 between EPT DOWNREIT, INC., a Missouri corporation, as landlord, and American Multi-Cinema, Inc., Missouri corporation, as tenant, with respect to the Individual Property known as South Barrington 30, located in Chicago, Illinois, as assigned by Entertainment Properties Trust to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (f) that certain Lease, dated as of February 2, 1998 between Entertainment Properties Trust, a Maryland real estate investment trust, as landlord, and American Multi-Cinema, Inc., a Missouri corporation, as tenant, with respect to the Individual Property known as Gulf Pointe 30, located in Houston, Texas, as assigned by Entertainment Properties Trust to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (g) that certain Lease, dated as of December 23, 1997 between Entertainment Properties Trust, a Maryland real estate investment trust, as landlord, and American Multi-Cinema, Inc., a Missouri corporation, as tenant, with respect to the Individual Property known as Oak View 24, located in Omaha, Nebraska, as assigned by Entertainment Properties Trust to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (h) that certain Lease dated as of December 23, 1997, between EPT DOWNREIT, INC., a Missouri corporation, as landlord, and Edwards Theatres Circuit, Inc., a California corporation, as tenant, with respect to the Individual Property known as Aliso Viejo Stadium 20, located in Aliso Viejo, California, as assigned by EPT DOWNREIT, INC., to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; and (i) that certain Lease, dated as of November 25, 1998, between EPT DOWNREIT, INC., a Missouri corporation, as landlord, and Muvico Entertainment, L.L.C., a Delaware limited liability company, with respect to the Individual Property located at 1501 Sheridan Street, Davie, Florida 33331, as any such lease may be amended, modified, extended or renewed as assigned by EPT DOWNREIT, INC., to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof.

                  "MASTER TENANT" shall mean the tenant under each of the Master Leases, and its successors and/or assigns.

                  "MATURITY DATE" shall mean the Payment Date occurring in February, 2006 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MAXIMUM LIQUIDITY RESERVE AMOUNT" shall have the meaning set forth in Section 7.5.1.

                  "MEZZANINE LOAN ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "MONTHLY DEBT SERVICE PAYMENT AMOUNT" mean a monthly payment equal to $600,994.61.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt or Leasehold Mortgage or Leasehold Deed of Trust or Leasehold Deed to Secure Debt) and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "NET CASH FLOW" means, with respect to any period which an Individual Property is leased to a Master Tenant, Net Rent for such Individual Property for such period less (a) management fees equal to three percent (3%) of the Net Rent for such Individual Property for such period, (b) a vacancy factor equal to five percent (5%) of the Net Rent for such Individual Property for such period, (c) an allowance for deposits into the Replacement Reserve Account in an amount equal to $0.20 per square foot of gross leasable area at such Individual Property and (d) an allowance for tenant improvements and leasing commissions equal to the aggregate TI/LC Allowance for such Individual Property.

                  "NET CASH FLOW AFTER DEBT SERVICE" for any period shall mean
(a) the sum of (i) aggregate Net Rent for the Properties that are leased to a Master Tenant during such period plus (ii) the Gross Income From Operations for the Properties that are not leased to a Master Tenant less the aggregate Operating Expenses and Capital Expenditures for such Properties during such period, less (b) the Debt Service for such period.

                  "NET OPERATING INCOME" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

                  "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

                  "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 6.4(b)(vi) hereof.

                  "NET RENT" shall mean with respect to any period during which an Individual Property is leased to a Master Tenant during such period, the base rent (excluding percentage rents and interest on credit accounts) paid to Borrower for such Individual Property during such period.

                  "NOTE" shall mean that certain Promissory Note of even date herewith in the principal amount of One Hundred Three Million Six Hundred Thousand and No/100 Dollars ($103,600,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

                  "OFFERING MATERIALS" shall have the meaning set forth in
Section 9.2(b).

                  "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

                  "OPERATING EXPENSES" shall mean the total of all expenditures, if any, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service (including any payments on any Defeased Note), Capital Expenditures and contributions to the Reserve Funds.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

                  "PARTIAL DEFEASANCE PROPERTIES" shall have the meaning set forth in Section 2.4.1 hereof.

                  "PAYMENT DATE" shall mean the tenth (10th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

                  "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such

Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

                  "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

                  "PERMITTED RELEASE DATE" shall mean the Payment Date following the date that is two (2) years from the "startup day" within the meaning of
Section 860G(a)(9) of the Code of the REMIC Trust or, if the Loan is not included in a REMIC Trust, the Payment Date following the date that is two (2) years from the Closing Date.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

                  "PHYSICAL CONDITIONS REPORT" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws), (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property and (c) if required by Lender, include a seismic report.

                  "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

                  "PREPAYMENT CHARGE" shall mean an amount equal to the greater of (i) three percent (3%) of the outstanding principal balance of the Loan to be prepaid or satisfied, or (ii) the Defeasance Premium that would be required if a Defeasance Event had occurred in an amount equal to the outstanding principal amount of the Loan to be prepaid or satisfied.

                  "PRINCIPAL" shall mean the Special Purpose Entity corporation which is the sole shareholder of Borrower.

                  "PRO-RATA RELEASE AMOUNT" shall mean, for each Partial Defeasance Property, the Allocated Loan Amount for such Partial Defeasance Property, as may be reduced pursuant to Section 2.5.2(f) hereof.

                  "PROPERTIES" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

                  "PROVIDED INFORMATION" shall have the meaning set forth in
Section 9.1(a) hereof.

                  "PURCHASE AGREEMENT" shall have the meaning set forth in
Section 2.7(a).

                  "RATING AGENCIES" shall mean Moody's Investors Service, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

                  "RATING SURVEILLANCE CHARGE" shall have the meaning set forth in Section 9.3 hereof.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                  "RENTS" shall mean, with respect to each Individual Property, all rents, percentage rent, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

                  "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE FUND" shall have the meaning set forth in
Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENTS" shall have the meaning set forth in Section 7.3.1(a) hereof.

                  "REQUIRED RATING" shall have the meaning set forth in Section
7.5.1 hereof.

                  "RESERVE FUNDS" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Ground Lease Reserve Fund, the Liquidity Reserve Fund or any other escrow fund established by the Loan Documents.

                  "RESTORATION" shall mean the repair and restoration of an Individual Property after a casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

                  "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in Section 2.4.1(b) hereof.

                  "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

                  "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "SECURITIZATION" shall have the meaning set forth in Section
9.1 hereof.

                  "SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.4.1(a)(vi) hereof.

                  "SERVICER" shall have the meaning set forth in Section 9.6 hereof.

                  "SERVICING AGREEMENT" shall have the meaning set forth in
Section 9.6 hereof.

                  "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 8.2(c) hereof.

                  "SPECIAL PURPOSE ENTITY" shall mean a corporation which at all times on and after the date hereof:

                        (i) is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties, entering into this Agreement with the Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

                        (ii) is not engaged and will not engage in any business unrelated to the acquisition, development, ownership, management or operation of the Properties;

                        (iii) does not have and will not have any assets other than those related to the Properties;

                        (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets or amend its articles of incorporation, certificate of formation with respect to the matters set forth in this definition;

                        (v) has at least two Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two Independent Directors shall have participated in such vote;

                        (vi) has a certificate of incorporation or articles that provide that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender; or
(4) without
the affirmative vote of two Independent Directors and of all other directors of the corporation file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

                        (vii) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                        (viii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

                        (ix) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

                        (x) has maintained and will maintain its own records, books, resolutions and agreements;

                        (xi) other than as provided in the Cash Management Agreement, (a) has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person;

                        (xii) has held and will hold its assets in its own name;

                        (xiii) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in
Section 4.1.30 herein, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

                        (xiv) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

                        (xv) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

                        (xvi) has observed and will observe all corporate formalities;

                        (xvii)      has and will have no Indebtedness other than
(i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Properties and the routine administration of Borrower, in amounts not to exceed $250,000 which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

                        (xviii)     has not and will not assume or guarantee or
become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

                        (xix) has not and will not acquire obligations or securities of its shareholders or any other Affiliate;

                        (xx) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

                        (xxi) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

                        (xxii) has not pledged and will not pledge its assets for the benefit of any other Person;

                        (xxiii)     has held itself out and identified itself
and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Section 4.1.30 herein, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

                        (xxiv) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                        (xxv) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

                        (xxvi) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

                        (xxvii)     has not entered into or been a party to, and
will not enter into or be a party to, any transaction with its shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and (B) in connection with this Agreement;

                        (xxviii)    has not and will not have any obligation to,
and will not, indemnify its officers, directors or shareholders, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

                        (xxix) shall consider the interests of its creditors in connection with all corporate actions;

                        (xxx) does not and will not have its obligations guaranteed by any Affiliate; and

                        (xxxi) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

                  "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

                  "SUCCESSOR BORROWER" shall have the meaning set forth in
Section 2.4.2 hereof.

                  "SURVEY" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

                  "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.2.1 hereof.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

                  "THRESHOLD AMOUNT" shall have the meaning set forth in Section
5.1.21 hereof.

                  "TI/LC ALLOWANCE" shall mean with respect to each Individual Property, the product of (i) the TI/LC Factor for such Individual Property and
(ii) the square feet of gross leasable area at such Individual Property.

                  "TI/LC FACTOR" means with respect to each Individual Property, the following amount:

 INDIVIDUAL PROPERTY                                   TI/LC FACTOR
 -------------------                                   ------------
AMC First Colony                                           $0.65
AMC Gulf Pointe                                            $0.72
AMC Mesquite                                               $0.66
AMC South Barrington                                       $0.94
AMC Leawood Town Center                                    $0.76
AMC Oakview                                                $0.58
AMC Hampton Towne                                          $0.95
Muvico Paradise                                            $0.88
Edwards Aliso Viejo                                        $0.80

                  "TITLE INSURANCE POLICIES" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

                  "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

                  "UNDERWRITER GROUP" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "U.S. OBLIGATIONS" shall mean direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies.

                  SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II. GENERAL TERMS

                  SECTION 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

                  2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

                  2.1.2 COMPONENTS OF THE LOAN. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Components A through F. The principal amount of the Components shall be as follows:

                  COMPONENT                          PRINCIPAL AMOUNT
                  ---------                          ----------------
                      A                               $ 63,500,000.00
                      B                               $ 11,700,000.00
                      C                               $ 12,500,000.00
                      D                               $  4,600,000.00
                      E                               $  7,500,000.00
                      F                               $  3,800,000.00

                  2.1.3 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.4 THE NOTE, MORTGAGES AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents.

                  2.1.5 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Properties,
(b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) distribute the balance, if any, to Borrower for any lawful use.

                  SECTION 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

                  2.2.1 INTEREST GENERALLY. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date through the end of the Interest Accrual Period during which the Loan shall be paid in full at the Applicable Interest Rate corresponding to each of the Components comprising the Loan. Interest on the Loan shall accrue on the principal amount of each Component and shall be payable in arrears for the portion of each Interest Accrual Period that occurs prior to each Payment Date and in advance for the portion of each Interest Accrual Period that occurs after each Payment Date.

                  2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year.

                  2.2.3 PAYMENTS GENERALLY. Borrower shall pay to Lender (a) on the first Payment Date following the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan for the initial Interest Accrual Period, which is equal to $557,342.61, and (b) on each Payment Date thereafter up to and including the Maturity Date, an amount equal to the Monthly Debt Service Payment Amount, which represents the interest due for the applicable Interest Accrual Period. Such payments shall be applied to interest due on Component A, Component B, Component C, Component D, Component E and Component F in that order until the interest due thereon for the applicable Interest Accrual Period has been paid in full.

                  2.2.4 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest, all interest that would have accrued on the principal amount during the portion of the Interest Accrual Period occurring after the Maturity Date if the Loan had not been repaid on the Maturity Date and all other amounts due hereunder and under the Note, the Mortgages and other the Loan Documents.

                  2.2.5 PAYMENTS AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in accordance with Section 2.3.4 hereof. Interest at the Default Rate and Net Cash Flow After Debt Service shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the weighted average of the Applicable Interest Rate corresponding to each of the Components comprising the Loan and shall be secured by the Mortgages. This section shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

                  2.2.6 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

                  2.2.7 USURY SAVINGS. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  SECTION 2.3 PREPAYMENTS.

                  2.3.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

                  2.3.2 MANDATORY PREPAYMENTS. On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if and to the extent Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of any Individual Property pursuant to the terms and provisions of this Agreement (including, without limitation, Section 6.4(e)), Borrower shall apply such Net Proceeds to the prepayment of the outstanding principal balance of the Note. Other than following an Event of Default, no Prepayment Charge shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied in accordance with Section 2.3.4.

                  2.3.3 PREPAYMENTS AFTER DEFAULT. If, following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment (which shall include all interest that would have accrued on the Debt during the portion of the Interest Accrual Period occurring after the date of such tender or recovery) and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 and Borrower shall pay, in addition to the Debt, the Prepayment Charge. Any Prepayment Charge received by Lender will be allocated to the Component or Components being reduced as a result of the tender of payment by Borrower or recovery of the Debt by Lender, but shall not further reduce the balance of such Component or Components. If two (2) or more Components receive such payment, first, each Component will be allocated an amount equal to the Defeasance Premium and second, among the Components receiving such payments, pro rata, based on the principal received by such Component.

                  2.3.4 APPLICATION OF PREPAYMENTS TO COMPONENTS. Any prepayment of the principal balance of the Loan, in whole or in part, shall be applied to reduce the Component principal balances of Component A, Component B, Component C, Component D, Component E and Component F, in that order, until the principal balance of each such Component is reduced to zero; provided, however, if a Defeasance Event has occurred, prepayments of principal will only be allocated to the Components of the Undefeased Note (in the same priority and method set forth in this Section 2.3.4) and will not be allocated to reduce the principal balance of the Components of the Defeased Note.

                  SECTION 2.4 DEFEASANCE.

                  2.4.1 VOLUNTARY DEFEASANCE. (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Permitted Release Date and prior to the Maturity Date to voluntarily defease all of the Loan or, in the case of a release of an Individual Property (each, a "PARTIAL DEFEASANCE PROPERTY") in accordance with Section 2.5.2, any portion of the Loan by and upon satisfaction of the following conditions and the conditions set forth in Section 2.5.1 or Section 2.5.2, as applicable (such event being a "DEFEASANCE EVENT"):

                       (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event and the principal amount of the Loan to be defeased;

                       (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan to and including the Defeasance Date and all interest that would have accrued on the principal balance of the Loan during the portion of the Interest Accrual Period occurring after the Defeasance Date if the Defeasance Event had not occurred;

                       (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgages and the other Loan Documents;

                       (iv) Borrower shall deliver to Lender the Defeasance Deposit applicable to the Defeasance Event;

                       (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note and a maturity date equal to the Maturity Date (the "DEFEASED NOTE") and the other note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"). The Defeased Note and the Undefeased Note will each be divided into Components which correspond with the Components that existed on the Note prior to the Defeasance Event. The amount of the Loan being defeased will be applied to reduce the principal balance of each Component of the Undefeased Note in the priority and method set forth in Section 2.3.4 hereof. Each Component of the Defeased Note will have an initial principal balance equal to the amount of the reduction in connection with such Defeasance Event of the corresponding Component of the Undefeased Note. The Defeased Note and Undefeased Note shall otherwise have terms identical to the Note, except that a Defeased Note cannot be the subject of any further Defeasance Event or any prepayment;

                       (vi) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.4 (the "SECURITY AGREEMENT");

                       (vii) Borrower shall deliver an opinion of counsel for Borrower in form that would be satisfactory to a prudent lender stating, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that (A) any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event or (B) any grantor trust within the meaning of subpart E, part I of subchapter J of the Code will not fail to maintain its status as a grantor trust as a result of such Defeasance Event, as applicable;

                       (viii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such release will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization and shall pay all fees and expenses of the Rating Agencies incurred in connection with such confirmation. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies and will pay all fees and expenses of the Rating Agencies incurred in connection with the review and approval of such non-consolidation opinion;

                       (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.4.1(a) have been satisfied;

                       (x) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligation purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                       (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

                       (xii) Borrower shall pay all costs and expenses of Lender and the Rating Agencies incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the Lien of the related Mortgage as provided in Section 2.5 hereof as well as reasonable attorneys' fees and expenses.

                  (b) In connection with each Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or under the Defeased Note created pursuant to the related Defeasance Event, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan relating to one or more of the Partial Defeasance Properties, as applicable, and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), the Rating Surveillance Charge and any other amounts due under the Loan Documents on such dates) and assuming such Note or Defeased Note is prepaid in full on the Maturity Date (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section
2.4 and satisfy Borrower's other obligations under this Section 2.4 and Section
2.5 shall be remitted to Borrower or the Successor Borrower, as applicable.

                  2.4.2. SUCCESSOR BORROWER. In connection with any Defeasance Event, Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the "SUCCESSOR BORROWER") which shall be a single purpose bankruptcy remote entity with an Independent Director approved by Lender, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay One Thousand and No/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note, as applicable, in accordance with this Section 2.4.2, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, and any fees and expenses of any Rating Agencies, incurred in connection therewith.

                  SECTION 2.5 RELEASE OF PROPERTY. Except as set forth in this
Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

                  2.5.1 RELEASE OF ALL PROPERTIES.

                  (a) If Borrower has elected to defease the entire Loan and the requirements of Section 2.4 and this Section 2.5 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgages and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

                  (b) In connection with the release of the Mortgages, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and
(ii) will effect such releases in accordance with the terms of this Agreement.

                  2.5.2 RELEASE OF THE PARTIAL DEFEASANCE PROPERTIES. If Borrower has elected to defease a portion of the Loan and the requirements of
Section 2.4 and this Section 2.5 have been satisfied, Borrower may obtain the release of a Partial Defeasance Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Partial Defeasance Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

                  (a) The principal balance of the Defeased Note shall equal or exceed the Adjusted Release Amount for the applicable Partial Defeasance Property; provided, however, if the undefeased portion of the Loan at the time a release is requested is less than the Adjusted Release Amount, the Defeased Note shall equal the remaining undefeased portion of the Loan at the time of release;

                  (b) Borrower shall submit to Lender, not less than thirty (30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Partial Defeasance Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Partial Defeasance Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

                  (c) After giving effect to such release, the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages shall be (i) equal to the greater of (A) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date, and (B) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Partial Defeasance Property to be released and taking into account the Debt evidenced by the Defeased Note in question) for the twelve
(12) full calendar months immediately preceding the release of the Partial Defeasance Property; and (ii) in no event less than 1.50 to 1.0;

                  (d) After giving effect to such release, the outstanding principal balance of the Undefeased Note shall not exceed fifty and three-tenths percent (50.3%) of the appraised value of the Properties (as set forth in Approved Appraisals with respect to such Properties) then remaining subject to the Liens of the Mortgages;

                  (e) The Partial Defeasance Property to be released shall be conveyed to a Person other than a Borrower or any of its Affiliates; and

                  (f) The Adjusted Release Amount paid to Lender as a part of the Defeasance Deposit in connection with any such release shall be applied (i) first, to reduce the Pro-Rata Release Amount of the Partial Defeasance Property being released to zero and (ii) second, pro-rata to reduce the Pro-Rata Release Amounts of each Partial Defeasance Property remaining subject to the Lien of a Mortgage immediately following such release.

                  2.5.3 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, and upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Mortgage on each Individual Property not theretofore released.

                  SECTION 2.6 MANNER OF MAKING PAYMENTS; CASH MANAGEMENT.

                  2.6.1 DEPOSITS INTO LOCKBOX ACCOUNT. Borrower shall cause all Rents from the Properties to be deposited into the Lockbox Account in accordance with the Cash Management Agreement. Without limitation of the foregoing, Borrower shall, and shall cause Manager to, (a) deliver irrevocable written instructions to all Tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account, and (b) deposit all amounts received by Borrower or Manager, if any, constituting Rents or other revenue of any kind from the Properties into the Lockbox Account within one (1) Business Day of receipt thereof. Disbursements from the Lockbox Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account and any other cash management account established pursuant to the Cash Management Agreement and, except as set forth in the Cash Management Agreement, Borrower shall have no rights to make withdrawals therefrom. Borrower shall be responsible for all costs of maintaining all such accounts.

                  2.6.2 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

                  2.6.3 PAYMENTS RECEIVED IN THE LOCKBOX ACCOUNT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and any amounts due for the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account to satisfy such obligations and any other obligations due on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

                  2.6.4 NO DEDUCTIONS, ETC. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

                  SECTION 2.7 ADDITIONAL COLLATERAL PARCELS.

                  (a) Borrower shall, subject to the conditions set forth in this Section 2.7, acquire certain real property (the "ADDITIONAL COLLATERAL PARCEL") located adjacent to the Individual Property located in Davie, Florida, as more particularly set forth in that certain

Agreement of Sale and Purchase (the "PURCHASE AGREEMENT") between Southwest Broward Theaters Holdings, Ltd. and Indemnitor, dated November 24, 1998, as assigned by Indemnitor to Borrower pursuant to that certain Assignment and Assumption Agreement, dated the date hereof, within sixty (60) days after Borrower is permitted to purchase such Additional Collateral Parcel pursuant to the Purchase Agreement; provided, however, if Borrower fails to acquire the Additional Collateral Parcel within such sixty (60) day period, Lender shall send written notice of such failure to Borrower and provide Borrower an additional thirty (30) days from the date of such notice to acquire the Additional Collateral Parcel. From and after the acquisition of the Additional Collateral Parcel by Borrower in accordance herewith, such Additional Collateral Parcel shall thereafter be deemed part of the Individual Property located in Davie, Florida. Upon the acquisition by Borrower of the Additional Collateral Parcel, the Note shall remain in full force and effect, and the Mortgage encumbering the Individual Property located in Davie, Florida, shall be amended such that the Lien thereof is spread to encumber the Additional Collateral Parcel, as well as such Individual Property, as security for the Loan.

                  (b) Borrower shall only be permitted to acquire the Additional Collateral Parcel, if the following conditions are satisfied to the reasonable satisfaction of Lender:

                      (i) Borrower shall hold indefeasible fee title to the Additional Collateral Parcel free and clear of any Lien except for Permitted Encumbrances and easements, restrictive covenants and other title exceptions which do not have a material adverse affect on the value of such real property;

                      (ii) the Additional Collateral Parcel is free and clear of hazardous substances in violation of environmental laws and is not otherwise in violation of any environmental laws as shall be demonstrated in an environmental report issued by a recognized environmental consultant reasonably acceptable to Lender at Borrower's expense, all as certified by such consultant;

                      (iii) the Additional Collateral Parcel is subject to insurance coverage as required pursuant to this Agreement and the other Loan Documents, as shall be demonstrated by valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property under the Loan Documents have been satisfied with respect to the Additional Collateral Parcel and evidence of the payment of all Insurance Premiums payable for the then current policy period.

                      (iv) Lender receives written notice from Borrower at least thirty (30) days before the date of the proposed acquisition (the "ADDITIONAL COLLATERAL ACQUISITION DATE");

                      (v) the representations and warranties set forth in this Agreement and the Loan Documents with respect to the applicable Individual Property, shall be true and correct as to the proposed Additional Collateral Parcel on the Additional Collateral Acquisition Date;

                      (vi) Lender receives an Officer's Certificate certifying that all requirements to the acquisition of the Additional Collateral Parcel pursuant to this Section 2.7 have been satisfied;

                      (vii) Lender receives originals of the following in form and substance appropriate for the jurisdiction in which the Additional Collateral Parcel is located: (A) an amended and restated Mortgage as required pursuant to Section 2.7

                            (A) hereof, duly executed and acknowledged by
                      Borrower;

                            (B) an endorsement to the title insurance policy
                      insuring (1) that the Mortgage creates a valid first lien on Borrower's fee title in the Additional Collateral Parcel subject only to the Permitted Encumbrances and (2) that the Additional Collateral Parcel is contiguous to the Individual Property; and

                            (C) a current as-built land title survey and a
                      certificate from a professional licensed land surveyor with respect to the Additional Collateral Parcel in form and substance similar to those surveys delivered in connection with the initial advance of the Loan; and

                  (viii) Borrower pays Lender for all reasonable out-of-pocket costs and expenses actually incurred in connection with the acquisition by Borrower of the Additional Collateral Parcel (including, without limitation, reimbursement of title premiums, mortgage recording taxes, if any, transfer taxes, if any, recording fees, Rating Agency's fees and expenses and reasonable attorneys' fees).

                  III. CONDITIONS PRECEDENT

                  SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing
Date:

                  3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.


                  3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

                  3.1.3 DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

                      (a) MORTGAGES, ASSIGNMENTS OF LEASES. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon each Individual Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity and the Cash Management Agreement.

                      (b) TITLE INSURANCE. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

                      (c) SURVEY. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The surveys shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Each such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a metes and bounds description, or a recorded plat description, of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

                      (d) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

                      (e) ENVIRONMENTAL REPORTS. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Individual Property, in each case satisfactory in form and substance to Lender and the Rating Agencies.

                      (f) ZONING. With respect to each Individual Property, Lender shall have received, at Lender's option, either (i) (A) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (ii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

                      (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date with respect to each Mortgage on the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                  3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

                  3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

                  3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation, true sale and true contribution issues, and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

                  3.1.7 BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

                  3.1.8 BASIC CARRYING COSTS. Borrower shall have paid, or shall have caused the Master Tenants to have paid, all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Properties, (b) currently due Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

                  3.1.9 COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                  3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

                  3.1.11 GROUND LESSOR ESTOPPELS. Lender shall have received an executed ground lessor estoppel letter, which shall be in form and substance satisfactory to the Lender, from each of the ground lessors under the Ground Leases.

                  3.1.12 TENANT ESTOPPELS. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from each Master Tenant and any other tenant leasing any portion of any Individual Property.

                  3.1.13 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

                  3.1.14 MATERIAL ADVERSE CHANGE. Except in connection with the litigation set forth in Schedule IV hereof and as described in the section entitled "Risk Factors" in the Offering Materials, there shall have been no material adverse change in the financial condition or business condition of Borrower, Entertainment Properties Trust, any Master Tenant, any parent or principal of any Master Tenant or any Individual Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

                  3.1.15 LEASES AND RENT ROLL. Lender shall have received copies of all tenant leases, certified copies of the Master Leases and any other tenant leases as requested by Lender and certified copies of the Ground Leases. Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender.

                  3.1.16 SUBORDINATION AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases affecting the Properties to the Mortgage. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms.

                  3.1.17 TAX LOT. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

                  3.1.18 PHYSICAL CONDITIONS REPORTS. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be satisfactory in form and substance to Lender and the Rating Agencies.

                  3.1.19 APPRAISAL. Lender shall have received an Approved Appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender and the Rating Agencies.

                  3.1.20 INTENTIONALLY OMITTED.

                  3.1.21 INVENTORY. Lender shall have received a complete inventory of the fixtures and equipment present at each Individual Property or used in connection with each Individual Property, indicating the owner of each item and its location (if other than on the site of the related Individual Property); provided, however, that such information with respect to fixtures and equipment owned, leased or otherwise supplied by the related Master Tenant shall only be required to the extent such information has been made available to Borrower or any of its Affiliates.

                  3.1.22 SECURITIZATION. Borrower acknowledges that it is intended that a Securitization be completed simultaneously with the closing of the Loan and that the execution of a Securitization of the Loan on a "stand-alone" basis on terms satisfactory to Lender, in its sole discretion, shall be a condition precedent to any obligation of Lender to make the Loan.

                  3.1.23 FURTHER DOCUMENTS. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                  IV. REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

                  4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.

                  4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws and legal principles affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                  4.1.4 LITIGATION. Except as set forth on Schedule IV hereof, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property.

                  4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (xx) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

                  4.1.6 TITLE. Borrower has good, marketable and insurable fee simple title or leasehold title, as applicable, to the real property comprising each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents, other than those claims with respect to which insurance coverage is provided pursuant to the related Title Insurance Policy.

                  4.1.7 SOLVENCY. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

                  4.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, might materially and adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower. For the purposes of the representations and warranties contained in this Section 4.1.8, any information contained in the Offering Materials shall be deemed to be disclosed to Lender.

                  4.1.9 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

                  4.1.10 COMPLIANCE. Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to the best knowledge of Borrower, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

                  4.1.11 FINANCIAL INFORMATION. All financial data, including, without limitation, any statements of cash flow and income and operating expense, that have been prepared by Borrower or any of its Affiliates or, to the best of knowledge of Borrower, on behalf of Borrower and delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as a megaplex movie theater, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements. Borrower has no reason to believe or suspect that any financial data provided by or on behalf of any Master Tenant in respect of any of the Properties and delivered to Lender is not true, complete and correct in all material respects or does not accurately represent the financial condition of the related Individual Property as of the date thereof.

                  4.1.12 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

                  4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                  4.1.14 UTILITIES AND PUBLIC ACCESS. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

                  4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  4.1.16 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

                  4.1.17 ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

                  4.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  4.1.19 NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                  4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certificates of insurance reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any insurance policy evidenced by such certificates and Borrower has not and, to the Borrower's best of knowledge no other Person, has done, by act or omission, anything which would impair the coverage of any such policy.

                  4.1.21 USE OF PROPERTY. Each Individual Property is used exclusively as a movie theater and for other appurtenant and related uses.

                  4.1.22 CERTIFICATE OF OCCUPANCY; LICENSES. All certificates of completion and occupancy permits and, to the best knowledge of Borrower, all other certifications, permits, licenses and approvals, including, without limitation, any applicable liquor license required for the legal use, occupancy and operation of each Individual Property as a megaplex movie theater and all appurtenant and related uses (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrower shall keep and maintain, or cause the related Master Tenant to keep and maintain, all licenses necessary for the operation of each Individual Property as a megaplex movie theater and all appurtenant and related uses. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

                  4.1.23 FLOOD ZONE. None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

                  4.1.24 PHYSICAL CONDITION. Except as otherwise disclosed in the Physical Conditions Reports, to the best knowledge of Borrower, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  4.1.25 BOUNDARIES. All of the improvements which were included in determining the appraised value of each Individual Property pursuant to the related Approved Appraisal of such Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

                  4.1.26 LEASES. The Properties are not subject to any Leases other than the Master Leases and any other Leases described on Schedule II attached hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (including security deposits) has been paid more than one
(1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein. No Master Tenant or other tenant listed on
Schedule II has assigned its Lease or sublet all or any portion of the premises demised thereby, no Master Tenant or such other tenant holds its leased premises under assignment or sublease, nor does anyone except the related Master Tenant or such other tenant and its employees occupy such leased premises. No tenant under any Lease (other than American Multi-Cinema, Inc., as to its rights of first offer and rights of first refusal pursuant to the Master Leases under which it is the Master Tenant) has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. To the best knowledge of Borrower, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

                  4.1.27 SURVEY. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting such Individual Property or the title thereto.

                  4.1.28 LOAN TO VALUE. The maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Properties as reflected in the Approved Appraisals of the Properties delivered to Lender in connection with the closing of the Loan.

                  4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, been paid, and, under current Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

                  4.1.30 SPECIAL PURPOSE ENTITY/SEPARATENESS. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a Special Purpose Entity.

                  (b) The representations, warranties and covenants set forth in
Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

                  (c) All of the factual assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any factual assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an "ADDITIONAL INSOLVENCY OPINION"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with all of the factual assumptions made with respect to it in the Insolvency Opinion. Borrower will have complied and will comply with all of the factual assumptions made with respect to it in any Additional Insolvency Opinion. Each entity other than Borrower with respect to which a factual assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the factual assumptions made with respect to it in any Additional Insolvency Opinion.

                  4.1.31 MANAGEMENT OF PROPERTIES. Each Individual Property is self-managed by Borrower in so far as each Individual Property is leased to a Master Tenant which is required to perform typical property management functions (other than collection of rents under such Master Leases) pursuant to the related Master Lease and no third party property manager has been retained with respect to any Individual Property.

                  4.1.32 GROUND LEASES. Borrower covenants, represents and warrants to Lender with respect to the Ground Leases as follows: (a) Except as previously disclosed to Lender, no default has occurred and is continuing under the terms of any Ground Lease, and no event has occurred that, with the passage of time or service of notice, or both, would constitute an event of default under any Ground Lease.

                  (b) Each Ground Lease is in full force and effect.

                  (c) All rents, additional rents, percentage rents and all other charges due and payable under each Ground Lease have been fully paid.

                  (d) Subject to the Permitted Encumbrances, Borrower is the owner of the entire lessee's interest in and under each Ground Lease and has the right and authority under each Ground Lease to execute this Agreement, the related Mortgage and other related Loan Documents, and to encumber Borrower's interest in the Ground Leases.

                  (e) Borrower shall, at its sole cost and expense, promptly and timely perform and observe, or cause the related Master Tenant to promptly and timely perform and observe, all the material terms, covenants and conditions required to be performed and observed by Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under such Ground Lease.

                  (f) If Borrower shall violate any of the covenants specified above, then Borrower grants Lender the right (but not the obligation) to cause the default or defaults under any Ground Lease to be remedied and otherwise exercise any and all rights of Borrower under each Ground Lease, as may be necessary to prevent or cure any default, provided such actions are necessary to protect Lender's interest under this instrument, and Lender shall have the right subject to the terms of the Ground Lease to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

                  (g) The actions or payments of Lender to cure any default by Borrower under any Ground Lease shall not remove or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of the default by Borrower under any Ground Lease. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in the Note from the date such sum is expended to and including the date the reimbursement payment is made to the Lender. All such indebtedness shall be deemed to be secured by the related Mortgage.

                  (h) Borrower shall notify Lender promptly in writing after Borrower receives notice of the occurrence of any material default by the lessor under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by the lessor under any Ground Lease, and the receipt by Borrower of any notice (written or otherwise) from the lessor under any Ground Lease noting or claiming the occurrence of any default by Borrower under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Borrower under any Ground Lease. Borrower shall promptly deliver to Lender a copy of any such written notice of default.

                  (i) Within thirty (30) days after written demand by Lender, Borrower shall use reasonable efforts (other than payments to the lessor) to obtain from the lessor under any Ground Lease and furnish to Lender the estoppel certificate of such lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any.

                  (j) Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to any Ground Lease Property. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower under or with respect to the Ground Leases, including, without limitation, the right to effectuate any extension or renewal of any Ground Lease, or to preserve any rights of Borrower whatsoever in respect of any part of any Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

                  (k) The generality of the provisions of this section relating to the Ground Leases shall not be limited by other provisions of this Agreement or the other Loan Documents setting forth particular obligations of Borrower that are also required of Borrower with respect to the Ground Leases or the related Ground Lease Properties.

                  (l) Borrower shall not, without Lender's prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material or adverse manner, any Ground Lease. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of any lessor's interest in any Ground Lease by Borrower or any affiliate of Borrower shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Ground Lease, unless consent to such merger is granted by Lender.

                  (m) Notwithstanding anything to the contrary contained in this Agreement with respect to the Ground Leases:

                      (i) The lien of the related Mortgage attaches to all of Borrower's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "BANKRUPTCY CODE"), including, without limitation, all of Borrower's rights, as debtor, to remain in possession of the related Ground Lease Property.

                      (ii) Borrower shall not, without Lender's written consent, elect to treat any Ground Lease as terminated under subsection 365(h)(l) of the Bankruptcy Code. Any such election made without Lender's prior written consent shall be void.

                      (iii) As security for the Debt, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower's claims and rights to the payment of damages arising from any rejection by the lessor under any Ground Lease under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of any Ground Lease as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, attorneys' fees and costs) incurred in connection with the exercise of any of its rights or remedies under this Section 4.1.32(1) and then in accordance with the other applicable provisions of this Agreement.

                      (iv) If, pursuant to subsection 365(h) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in any Ground Lease, the amount of any damages caused by the nonperformance by the lessor of any of its obligations thereunder after the rejection by lessor of any Ground Lease under the Bankruptcy Code, then Borrower shall not effect any offset of the amounts so objected to by Lender. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower in accordance with the first sentence of this subsection, the Borrower may proceed to offset the amounts set forth in Borrower's notice.

                      (v) If any action, proceeding, motion or notice shall be commenced or filed in respect of any lessor of all or any part of the leasehold property in connection with any case under the Bankruptcy Code, the Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys' fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the lien of the related Mortgage.

                      (vi) Borrower shall promptly, after obtaining knowledge of such filing notify Lender orally of any filing by or against any lessor under a Ground Lease of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

                  (n) In addition to those events otherwise set forth in this Agreement, the occurrence of any of the following events shall, at Lender's option, constitute an Event of

Default, as such term is defined in Section 8.1 hereof and, upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies available to it under Section 8.2 hereof:

                      (i) A breach or default by Borrower under any condition or obligation contained in any Ground Lease that is not cured within any applicable cure period provided therein;

                      (ii) The occurrence of any event or condition that gives the lessor under any Ground Lease a right to terminate or cancel such Ground Lease; or

                      (iii) Borrower's failure to permit Lender and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning Borrower's performance and observance of the terms, covenants and conditions of any Ground Lease.

                  (o) Borrower shall not, without Lender's written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease at least six (6) months prior to the date of termination of any such option or right, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the lien of this instrument on such extended or renewed lease term; provided, however, Borrower shall not be required to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion) allowing Borrower to forego exercising such option or right to renew or extend. If Borrower shall fail to exercise any such option or right as aforesaid, Lender may exercise the option or right as Borrower's agent and attorney-in-fact as provided above in Lender's own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

                  (p) Upon the request of Lender, Borrower shall deposit with Lender a copy of each fully executed Ground Lease certified by Borrower as true and correct, as further security to Lender, until all of the obligations are fully paid and performed.

                  (q) Borrower shall not waive, excuse, condone or in any way release or discharge the lessor under any Ground Lease of or from such lessor's material obligations, covenant and/or conditions under such Ground Lease without the prior written consent of Lender.

                  (r) To the best of Borrower's knowledge, as of the Closing Date, there has been no event which would materially alter information contained in those ground lessor estoppels delivered by Borrower to Lender with respect to the Ground Leases prior to the date hereof.

                  4.1.33 ILLEGAL ACTIVITY. No portion of any Individual Property has been or will be purchased by Borrower or any of its Affiliates with proceeds of any illegal activity.

                  4.1.34 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by Borrower to Lender and to the best of knowledge of Borrower, submitted on behalf of Borrower to Lender, including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially adversely affects or might materially adversely affect the use, operation or value of any Individual Property or the business operations or the financial condition of Borrower unless such change has been fully disclosed in writing to Lender. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading. For the purposes of the representations and warranties contained in this Section 4.1.34, any information in the Offering Materials shall be deemed to be disclosed to Lender.

                  4.1.35 INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  4.1.36 INVENTORY. Borrower is the owner of all of the equipment and assets at the Properties or used in connection with the Properties, other than those owned by the Master Tenant and Borrower shall not lease any equipment or assets other than as permitted hereunder.

                  4.1.37 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in this Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                  V. BORROWER COVENANTS

                  SECTION 5.1 AFFIRMATIVE COVENANTS. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

                  5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower and, if known to Borrower, Borrower shall not suffer or permit to be committed by any other

Person in occupancy of or involved with the operation or use of the Properties, any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall, or shall cause the Master Tenants to, keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall, or shall cause the applicable Master Tenant to, keep each Individual Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and Borrower shall, or shall cause the applicable Master Tenant to, maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower or the applicable Master Tenant, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, the applicable Master Tenant or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) promptly upon final determination thereof, Borrower shall, or shall cause the applicable Master Tenant to, comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vii) Borrower shall furnish, or shall cause the applicable Master Tenant to furnish, such security as may be required in the proceeding, or as may be requested by Lender, to ensure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

                  5.1.2 TAXES AND OTHER CHARGES. Borrower shall, or shall cause the applicable Master Tenant to, pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay, or cause the applicable Master Tenant to directly pay, Taxes with respect to an Individual Property shall be suspended for so long as such Taxes are paid from the Tax and Insurance Escrow Fund and Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or

Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay, or cause the applicable Master Tenant to pay, for all utility services provided to the Properties. After prior written notice to Lender, Borrower or the applicable Master Tenant, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower or the applicable Master Tenant shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and
(vii) Borrower shall furnish, or shall cause the applicable Master Tenant to furnish, such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

                  5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

                  5.1.4 ACCESS TO PROPERTIES. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice and subject to the rights of tenants under the Leases.

                  5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                  5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

                  5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

                  5.1.8 INSURANCE BENEFITS. Subject to the terms and provisions of Section 6.4(e), Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

                  5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

                  (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                  (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                  (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  5.1.10 SUPPLEMENTAL MORTGAGE AFFIDAVITS. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Allocated Loan Amount on Schedule I annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property Allocated Loan, and Borrower shall, on demand, pay any additional taxes.

                  5.1.11 FINANCIAL REPORTING. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with Borrower's operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                  (b) Borrower will furnish to Lender annually, within one hundred and twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss for Borrower and, to the extent Borrower receives such information from the Master Tenants, the Properties and a balance sheet for Borrower. Such statements shall set forth, to the extent such information is provided by the Master Tenants, the financial condition and the results of operations for the Properties for such Fiscal Year, and, to the extent such information is provided by the Master Tenants, shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Rent, Adjusted Net Operating Income, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) the actual income and expenses for the prior Fiscal Year, (ii) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (iii) a statement of the annual sales of each tenant under the Leases, (iv) a certificate executed by the chief financial officer of Borrower stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and, to the best of knowledge of Borrower and to the extent Borrower receives such information from the Master Tenants, the Properties being reported upon and that such financial statements have been prepared in accordance with GAAP and (v) an unqualified opinion of a "Big Five" accounting firm or other independent certified public accountant reasonably acceptable to Lender. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by a certificate of the chief financial officer of Borrower stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and, to the extent Borrower receives such information from the Master Tenants, the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent collection report; (ii) reports on theater ticket and other sales for the calculation of percentage rents under the Master Leases to the extent such information is available to Borrower pursuant to the terms and provisions of the Master Leases; and (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto. In addition, such certificate shall also be accompanied by a certificate of the chief financial officer of Borrower stating that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

                  (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's written approval (each such Annual Budget, an "APPROVED ANNUAL BUDGET"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten
(10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply, provided that such Approved Annual Budget shall be adjusted to reflect actual increases in any real estate taxes, insurance premiums and utilities expenses which are not the obligations of a Master Tenant pursuant to the terms and provisions of the related Master Lease.

                  (e) In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

                  (f) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as shall be reasonably requested by the Lender (to the extent any such information regarding the operation of any Individual Property by a Master Tenant is available to Borrower).

                  (g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the

Properties and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

                  5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

                  5.1.13 TITLE TO THE PROPERTIES. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

                  5.1.14 COSTS OF ENFORCEMENT. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                  5.1.15 ESTOPPEL STATEMENT. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of each of the Components comprising the Note, (ii) the unpaid principal amount of each of the Components comprising the Note, (iii) the Applicable Interest Rate of each of the Components comprising the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                  (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year unless otherwise required in connection with a Securitization.

                  5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.1.5.

                  5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

                  5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the Securitization.

                  5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and
(b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

                  5.1.20 LEASING MATTERS. Any Leases with respect to an Individual Property written after the date hereof, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases (unless the terms of such renewal are already provided for in the Lease) and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted without the prior written consent of Lender; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, amend, modify or change the terms of any Lease without the prior written consent of Lender; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of any Individual Property without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  5.1.21 ALTERATIONS. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof and costing no more than the Threshold Amount, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease or alterations performed by a Master Tenant in accordance with the terms and provisions of the applicable Master Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements or costing in excess of the Threshold Amount, or (c) alterations performed in connection with the restoration of an Individual Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property shall at any time exceed the lesser of (i) Five Hundred Thousand and No/100 Dollars ($500,000) and
(ii) the cost of any tenant improvement work or alterations requiring the consent of the landlord pursuant to the terms and provisions of the applicable Master Lease (the "THRESHOLD AMOUNT"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash,
(B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

                  5.1.22 PROPERTY MANAGEMENT. In the event that Lender determines that any Individual Property is not being managed in accordance with generally accepted management practices for properties similar to such Individual Property, Lender may deliver written notice thereof to Borrower, which notice shall specify with particularity the grounds for Lender's determination. If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower within thirty (30) days from receipt of such notice or that Borrower has failed to diligently undertake correcting such conditions within such thirty (30) day period, Borrower shall, at Lender's direction, engage a professional third party property manager reasonably acceptable to Lender to manage such Individual Property pursuant to a property management agreement reasonably acceptable to Lender, which property management agreement shall require such manager to manage such Individual Property subject to the rights of the applicable Master Tenant under the related Master Lease. Borrower and such manager shall execute an agreement acceptable to Lender conditionally assigning Borrower's interest in such management agreement to Lender and subordinating manager's right to receive fees and expenses under such agreement while the Debt remains outstanding.

                  SECTION 5.2 NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

                  5.2.1 OPERATION OF PROPERTY. Borrower shall not, without the prior consent of Lender retain a third party manager with respect to any Individual Property or enter into any management agreement with respect to any Individual Property.

                  5.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

                  (i)    Permitted Encumbrances;

                  (ii) Liens created by or permitted pursuant to the Loan Documents; and

                  (iii)  Liens for Taxes or Other Charges not yet delinquent.

                  After prior written notice to Lender, Borrower or the applicable Master Tenant, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Lien on any portion of an Individual Property other than a Lien for Taxes or Other Charges (which Liens may be contested pursuant to Section 5.1.2), provided that (i) no Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) promptly upon final determination thereof Borrower shall, or shall cause the applicable Master Tenant to, pay all amounts or take any other action required to remove such Lien; (vi) such proceeding shall suspend the enforcement of such contested Lien; and (vii) Borrower shall furnish, or shall cause the applicable Master Tenant to furnish, such security as may be required in the proceeding, or, if Lender shall determine such Lien may materially and adversely affect the value of the related Property or any other security for the Loan under the Loan Documents, such security as may be requested by Lender, to ensure the removal of such Lien, together with the payment of any interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause the removal of such Lien at any time when, in the reasonable judgment of Lender, the validity of such Lien is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

                  5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the Principal, in each case, without obtaining the prior written consent of Lender or Lender's designee.

                  5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                  5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                  5.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners or members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                  5.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

                  5.2.8 ASSETS. Borrower shall not purchase or own any property other than the Properties.

                  5.2.9 DEBT. Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent expressly permitted hereby.

                  5.2.10 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or
(b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

                  5.2.11 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

                  5.2.12 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                  (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:


                      (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                      (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                      (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

                  5.2.13 TRANSFERS. Without the prior written consent of Lender, neither Borrower nor any other Person having an ownership or beneficial interest, direct or indirect, in Borrower or Principal shall (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign the Properties, any part thereof or any interest therein (including any ownership interest in Borrower or Principal other than as permitted pursuant to Article 6 of the Mortgages), (b) further encumber, alienate, grant a Lien or grant any other interest in the Properties or any part thereof (including any ownership interest in Borrower or Principal other than as permitted pursuant to Article 6 of the Mortgages) whether voluntarily or involuntarily, or (c) enter into any easement or other agreement granting rights in or restricting the use or development of the Properties.

                  VI. INSURANCE; CASUALTY; CONDEMNATION

                  SECTION 6.1 INSURANCE. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

                      (i) comprehensive all risk insurance ("SPECIAL FORM"), including loss caused by any type of windstorm or hail, on the Improvements and the Personal Property, including (A) in an amount equal to one hundred percent (100%) of the "FULL REPLACEMENT COST," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no coinsurance form; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage, other than (I) with respect to the Individual Property located in Davie, Florida, in which case the deductible for loss due to windstorm or hail shall be such amount established by applicable law and (II) with respect to the insurance covering any of the Properties for which American Multi-Cinema, Inc. is the Master Tenant, in which case the deductible shall not be in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) provided that America Multi-Cinema, Inc. is the Master Tenant; and (D) if any Individual Property is a legal non-conforming use, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain or cause to be obtained: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area," flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity and a significant probable maximum loss as determined by Lender.

                      (ii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an annual aggregate amount equal to all rents or estimated gross revenues from the operation of the Properties and covering business interruption for a period of at least eighteen (18) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; provided, however, with respect to the insurance covering the Individual Property located in Davie, Florida, such period shall be reduced to twelve (12) months; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from each Individual Property for a period of eighteen (18) months from the date that such Individual Property is repaired or replaced and operations are resumed; provided, however, with respect to the insurance covering the Individual Property located in Davie, Florida, such period shall be reduced to twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for the succeeding eighteen (18) month period; provided, however, with respect to the insurance covering the Individual Property located in Davie, Florida, such period shall be reduced to twelve (12) months. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                      (iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance, otherwise known as Owner Contractors Protective Liability covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                      (iv) comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                      (v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million Dollars ($2,000,000) in the aggregate and One Million Dollars ($1,000,000) per occurrence; provided, however, with respect to the insurance covering any of the Properties for which American Multi-Cinema, Inc. is the Master Tenant, American Multi-Cinema, Inc. shall be permitted to self-insure up to $400,000 of such commercial general liability insurance for so long as American Multi-Cinema, Inc. remains as the Master Tenant of such Properties; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and
(C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

                      (vi) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars ($1,000,000);

                      (vii) worker's compensation and employee's liability insurance subject to the worker's compensation laws of the applicable state;

                      (viii) umbrella liability insurance in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above including supplemental coverage for workers' compensation and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

                      (ix) upon sixty (60) days' written notice, such other reasonable insurance, such as sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

                  (b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a financial strength rating of "A2" or better by the Rating Agencies rating the Securities or as otherwise acceptable to such Rating Agency as evidenced by written confirmation that such Policies will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with a Securitization. The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, Borrower shall cause certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), to be delivered by Borrower to Lender.

                  (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a).

                  (d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(vii), shall name Borrower, or the applicable Master Tenant, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies provided for in Section 6.1(a)(vii) shall contain clauses or endorsements to the effect that:

                      (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Master Tenant or other tenant or occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                      (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

                      (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

                      (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                                    (f) If at any time Lender is not in receipt
                  of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

                  SECTION 6.2 CASUALTY. Subject to Section 6.4(e) hereof, if the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute, or cause the applicable Master Tenant to promptly commence and diligently prosecute, the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay, or shall cause the applicable Master Tenant to pay, all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower or the applicable Master Tenant.

                  SECTION 6.3 CONDEMNATION. Subject to Section 6.4(e) hereof, Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, or shall cause Master Tenant to, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute, or shall cause the applicable Master Tenant to promptly commence and diligently prosecute, the Restoration of the applicable Individual Property and otherwise comply with the provisions of
Section 6.4. Subject to Section 6.4(e) hereof, if any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

                  SECTION 6.4 RESTORATION. The following provisions shall apply in connection with the Restoration of any Individual Property:

                  (a) If the Net Proceeds shall be less than One Hundred Thousand and No/100 Dollars ($100,000) and the costs of completing the Restoration shall be less than One Hundred Thousand and No/100 Dollars ($100,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence, or cause the applicable Master Tenant to expeditiously commence and to satisfactorily complete with due diligence, the Restoration in accordance with the terms of this Agreement and the Master Lease.

                  (b) If the Net Proceeds are equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000) or the costs of completing the Restoration is equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "NET PROCEEDS" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iii), (iv) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                      (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                           (A) no Event of Default shall have occurred and be
                  continuing;

                           (B) (1) in the event the Net Proceeds are Insurance
                  Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

                           (C) The Applicable Master Lease shall remain in full
                  force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be;

                           (D) Borrower shall commence, or shall cause the
                  applicable Master Tenant to commence, the Restoration as soon as reasonably practicable (but in no event later than sixty
                  (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue, or shall cause the applicable Master Tenant to pursue, the same to satisfactory completion;

                           (E) Lender shall be satisfied that any operating
                  deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii), if applicable, or (3) by other funds of Borrower;

                           (F) Lender shall be satisfied that the Restoration
                  will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii);

                           (G) the Individual Property and the use thereof after
                  the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                           (H) the Restoration shall be done and completed by
                  Borrower or the applicable Master Tenant in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

                           (I) such fire or other casualty or taking, as
                  applicable, does not result in the loss of access to the Individual Property or the related Improvements;

                           (J) the Debt Service Coverage Ratio for the affected
                  Individual Property, after giving effect to the Restoration, shall be equal to or greater than 1.25 to 1.0;

                           (K) Borrower shall deliver, or cause to be delivered,
                  to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

                           (L) the Net Proceeds together with any cash or cash
                  equivalent deposited by Borrower or the applicable Master Tenant with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

                      (ii) The Net Proceeds shall be held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that
(A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                      (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                      (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower or the applicable Master Tenant from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                      (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month or in the amount less than Ten Thousand Dollars ($10,000) (or a lesser amount if the total remaining Net Proceeds are less than Ten Thousand Dollars ($10,000), in which case only one disbursement of the remaining Net Proceeds shall be made).

                      (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                      (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited by Lender in the Lockbox Account to be applied in accordance with the priorities set forth therein, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

                  (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) will be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

                  (d) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  (e) Notwithstanding anything to the contrary set forth in this Section 6.4, Lender and Borrower agree that, at all times while the applicable Master Lease is in full force and effect with respect to an Individual Property, if (i) neither the applicable Master Tenant nor Borrower shall elect to terminate the related Master Lease and (ii) the applicable Master Tenant shall elect to restore such Individual Property after the occurrence of a Casualty or Condemnation affecting such Individual Property pursuant to the terms and provisions of the related Master Lease, then (A) any related Net Proceeds shall be deposited with the Disbursing Agent to be held in an Eligible Account and shall be disbursed by the Disbursing Agent to the applicable Master Tenant for application to the Restoration of the related Individual Property in accordance with the terms and provisions of an escrow agreement among Borrower, the applicable Master Tenant and the Disbursing Agent, which escrow agreement
(1) shall provide for the disbursement of the deposited Net Proceeds as the Restoration of the related Individual Property is completed in accordance with an Application and Certificate in the form of AIA Document G702 to be properly completed and executed by the applicable Master Tenant's contractor (or by the applicable Master Tenant if such Master Tenant acts as its own contractor) and architect and submitted to the Disbursing Agent in connection with each disbursement of any portion of the deposited Net Proceeds, (2) shall provide for the disbursement of the portion of the deposited Net Proceeds that is the subject of any such completed and executed Application and Certificate within five (5) Business Days of Disbursing Agent's receipt thereof, (3) shall provide for the release of the deposited Net Proceeds to Borrower if the applicable Master Tenant shall fail to complete the Restoration of the related Individual Property in accordance with the related Master Lease, (4) shall be in form and substance satisfactory to Lender and (5) shall provide that such escrow agreement may not be modified or amended without the prior written consent of Lender; (B) Borrower shall immediately pay to Lender any related Net Proceeds released to Borrower by the Disbursing Agent pursuant to the escrow agreement described in clause (A) above, which Net Proceeds shall be applied in accordance with the terms and provisions of Section 6.4(a)-(c); and (C) the terms and provisions of this Section 6.4 shall be deemed to be satisfied so long as the applicable Master Tenant diligently pursues and completes the Restoration of such Individual Property in accordance with the terms and provisions of the related Master Lease. If Borrower shall elect to restore any Individual Property affected by a Casualty or Condemnation pursuant to the terms and provisions of the related Master Lease, Borrower's rights and obligations with respect to the related Restoration and Net Proceeds shall be as otherwise set forth in this
Section 6.4.

                  VII. RESERVE FUNDS

                  SECTION 7.1 INTENTIONALLY DELETED.

                  SECTION 7.2 TAX AND INSURANCE ESCROW FUND.

                  7.2.1 TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty
(30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to
Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and
(b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

                  7.2.2 EXEMPTION FROM TAX AND INSURANCE ESCROW REQUIREMENTS. Notwithstanding the terms and provisions of Section 7.2.1, Borrower shall not be required to contribute to the Tax and Insurance Escrow Fund, provided that (a) no Event of Default shall have occurred and (b) Borrower delivers, or causes the applicable Master Tenant to deliver, to Lender (i) receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges with respect to each Individual Property have been paid no later than ten (10) days prior to the date the same shall become delinquent (unless Borrower or the applicable Master Tenant is contesting such Taxes or Other Charges in accordance with the terms and provisions of Section 5.1.2) and (ii) written evidence satisfactory to Lender that all Policies required pursuant to Section 6.1 are in full force and effect and that all related Insurance Premiums have been paid no later than ten
(10) days prior to the expiration dates of such Policies. Upon the occurrence of an Event of Default or notice from Lender that the terms and provisions of clause (b)(i) or clause (b)(ii) above have not been satisfied, Borrower shall begin to make monthly payments to the Tax and Insurance Escrow Fund in accordance with the terms and provisions of Section 7.2.1 commencing on the next occurring Payment Date.

                  SECTION 7.3 REPLACEMENTS AND REPLACEMENT RESERVE.

                  7.3.1 REPLACEMENT RESERVE FUND. Borrower shall pay to Lender on each Payment Date one-twelfth (1/12) of the amount (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Properties during the calendar year in order to maintain the Properties in a first class condition (collectively, the "REPLACEMENTS"). Amounts so deposited shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE ACCOUNT." Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.5 hereof.

                  7.3.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund.

                  (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

                  (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested,
(ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

                  (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than Twenty-Five Thousand and NO/100 Dollars ($25,000) for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

                  (e) If (i) the cost of a Replacement exceeds Twenty-Five Thousand and NO/100 Dollars ($25,000), (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                  (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Twenty-Five Thousand and NO/100 Dollars ($25,000.00).

                  7.3.3 PERFORMANCE OF REPLACEMENTS. (a) Borrower shall make, or cause the applicable Master Tenant to make, Replacements when required in order to keep each Individual Property in condition and repair consistent with other megaplex movie theater properties in the same market segment in metropolitan areas comparable to the one in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

                  (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

                  (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

                  (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

                  (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

                  (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

                  (g) Lender may require an inspection of the Individual Property at Borrower's expense prior to making a disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

                  (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanics', materialmen's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

                  (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanics' or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

                  (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

                  (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

                  7.3.4 FAILURE TO MAKE REPLACEMENTS. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in
Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

                  (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

                  7.3.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

                  7.3.6 INDEMNIFICATION. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                  7.3.7 EXEMPTION FROM REPLACEMENT RESERVE FUND REQUIREMENTS. Notwithstanding the terms and provisions of Section 7.3.1 and Section 7.3.2, Borrower shall not be required to make the Replacement Reserve Monthly Deposit, provided that (a) no Event of Default shall have occurred and (b) Borrower makes, or causes the applicable Master Tenant to make, the Replacements in accordance with the terms and provisions of this Section 7.3. Upon (i) the occurrence of an Event of Default or (ii) Borrower's failure to make, or cause to be made, all Replacements in accordance with the terms and provisions of this
Section 7.3 within ten (10) days after notice of such failure from Lender, Borrower shall begin to make the Replacement Reserve Monthly Deposit in accordance with the terms and provisions of Section 7.3.1 commencing on the next occurring Payment Date.

                  SECTION 7.4 GROUND LEASE RESERVE FUND.

                  7.4.1 DEPOSITS TO GROUND LEASE FUND. On each Payment Date after the date hereof, Borrower shall pay to Lender one-twelfth of the rents (including both base and additional rents) and other charges that Lender estimates will be payable by Borrower as tenant under the

Ground Leases (collectively, "GROUND RENTS") during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such rents and other charges at least thirty (30) days prior to their respective due dates. Amounts so deposited shall hereinafter be referred to as the "GROUND LEASE RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as the "GROUND LEASE RESERVE ACCOUNT."

                  7.4.2 RELEASE OF GROUND LEASE FUNDS. Lender shall have the right to apply the Ground Lease Funds to payment of rents and other charges due under any Ground Lease. In making any payment relating to rents and other charges under any Ground Lease, Lender may do so according to any bill, statement or estimate procured from the lessor under such Ground Lease, without inquiry into the accuracy of such bill, statement or estimate. If the amount of Ground Lease Reserve Funds shall exceed the amounts due for rents and other charges under the Ground Leases for the immediately succeeding twelve (12) months as determined by Lender, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Ground Lease Funds. Any Ground Lease Funds remaining after the Debt has been paid in full shall be returned to Borrower.

                  7.4.3 EXEMPTION FROM GROUND LEASE RESERVE FUND REQUIREMENTS. Notwithstanding the terms and provisions of Section 7.4.1 and Section 7.4.2, Borrower shall not be required to contribute to the Ground Lease Reserve Fund provided that (a) no Event of Default shall have occurred, (b) the ground lessors under the Ground Leases shall remain obligated to notify Lender of any default by Borrower, as tenant, under the Ground Leases and permit Lender a reasonable opportunity to cure such default and (c) no payment or other default by Borrower, as tenant, shall have occurred under any Ground Lease. Upon the occurrence of an Event of Default or notice from Lender that the conditions set forth in clauses (b) or (c) above have not been satisfied, Borrower shall begin to make payments to the Ground Lease Reserve Fund in accordance with the terms and provisions of Section 7.4.1 commencing on the next occurring Payment Date.

                  SECTION 7.5 LIQUIDITY RESERVE.

                  7.5.1 DEPOSITS TO LIQUIDITY RESERVE FUND. On the Closing Date, Borrower shall deposit with Lender cash or a Letter of Credit in an amount equal to the total Monthly Debt Service Payment Amounts for six (6) months (the "MAXIMUM LIQUIDITY RESERVE AMOUNT"). Amounts or any Letter of Credit so deposited shall hereinafter be referred to as the "LIQUIDITY RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as the "LIQUIDITY RESERVE ACCOUNT." Upon the request of Borrower in writing, not to occur more frequently than once per month, Lender shall release to Borrower an amount equal to the Liquidity Reserve Release Amount if any Master Tenant is rated "Baa3" or higher by the Rating Agencies on the date such funds are requested and disbursed to Borrower (the "REQUIRED RATING"). If subsequent to the release of any Liquidity Reserve Release Amount, any Rating Agency lowers the rating of the applicable Master Tenant for which such release was made below the Required Rating, then Borrower shall within one (1) Business Day after request by Lender deposit with Lender the Liquidity Reserve Release Amount applicable to such Master Tenant.

                  7.5.2 APPLICATION OF LIQUIDITY RESERVE FUND. Upon an Event of Default and during the continuance thereof, Lender shall have the right, in Lender's sole discretion, to apply the Liquidity Reserve Fund (or draw down the related Letter of Credit and apply the proceeds of such draw) to (a) debt service payments with respect to the Debt or any other amounts due and payable to Lender under the Loan Documents or (b) tenant refurbishment and improvement costs with respect to any Individual Property, leasing commissions or other costs or expenses with respect to any Individual Property that would otherwise be payable by Borrower. Any amount so applied by Lender shall be replenished within the ensuing twelve (12) month period from (i) interest earnings, if any, on any cash amounts on deposit in the Liquidity Reserve Account, (ii) amounts that would otherwise be released to Borrower from the Lockbox Account pursuant to the terms and provisions of the Cash Management Agreement, other than amounts for Operating Expenses and Extraordinary Expenses, (iii) amounts that would otherwise be deposited in the Mezzanine Loan Account or (iv) deposits with Lender of cash by Borrower. If cash amounts in the Liquidity Reserve Fund exceed an amount equal to the total Monthly Debt Service Payment Amounts for six (6) months, Lender shall deposit such excess for distribution in accordance with
Section 3.3 of the Cash Management Agreement, provided that no Event of Default has occurred and is continuing.

                  SECTION 7.6 RESERVE FUNDS, GENERALLY.

                  7.6.1 Borrower grants to Lender a first priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

                  7.6.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

                  7.6.3 The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

                  7.6.4 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  VIII. DEFAULTS

                  SECTION 8.1 EVENT OF DEFAULT. (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                      (i) if any portion of the Debt is not paid when due;

                      (ii) if any of the Taxes or Other Charges are not paid prior to delinquency;

                      (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies (or, if such insurance is being provided by a Master Tenant, certificates of insurance evidencing the Policies) are not delivered to Lender upon request;

                      (iv) if Borrower transfers or encumbers any portion of the Properties without Lender's prior written consent or otherwise violates the provisions of Article 6 of any Mortgage;

                      (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                      (vi) if Borrower, Principal or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

                      (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal or any guarantor under any guarantee issued in connection with the Loan or if Borrower, Principal or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal or such guarantor, upon the same not being discharged, stayed or dismissed within ninety
(90) days;

                      (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                      (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 hereof;

                      (x) if Borrower fails to provide Lender with any financial information required to be provided pursuant to Section 5.1.11 within ten (10) Business Days of notice from Lender to Borrower of its failure to provide such information on the date such information is required to be delivered pursuant to
Section 5.1.11;

                      (xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                      (xii) if any of the factual assumptions contained in the Insolvency Opinion, or in any Additional Insolvency Opinion is or shall become untrue in any material respect;

                      (xiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                      (xiv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 8.2 REMEDIES. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                  (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

                  (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, in its sole discretion, from time to time to amend and modify the Loan Documents so that one or more of the Mortgages are no longer cross-defaulted or cross-collateralized with the other Mortgages as described in Section 10.18. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, such documents amending or modifying the Mortgages or the other Loan Documents and such other documents as Lender shall request in order to effect the amendment or modification with respect to cross-defaults or cross-collateralizations described in the preceding sentence (including, without limitation, such documents as may be necessary for the formation of one or more Special Purpose Entities to act as borrower under the Loan Documents as so amended or modified), all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance or amendment or modification with respect to cross-defaults or cross-collateralizations, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to
Section 9.1 hereof and provided no Event of Default has occurred and is continuing, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents or the documents executed and delivered in connection with any amendment or modification with respect to cross-defaults or cross-collateralizations, and (ii) the Severed Loan Documents or the documents executed and delivered in connection with any amendment or modification with respect to cross-defaults or cross-collateralizations shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained therein will be given by Borrower only as of the Closing Date.

                  SECTION 8.3 REMEDIES CUMULATIVE; WAIVERS. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                  IX. SPECIAL PROVISIONS

                  SECTION 9.1 SALE OF NOTES AND SECURITIZATION. Borrower acknowledges and agrees that the Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (the "SECURITIES"; such sales, participations and/or securitizations, collectively, a "SECURITIZATION"). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the applicable Rating Agencies in connection with such sales or transfers, including, without limitation, to:

                  (a) (i) provide such financial and other information with respect to the Properties, Borrower, Indemnitor and, to the extent delivered by the Master Tenants, the Master Tenants, (ii) provide such budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspections, appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports), engineering reports and other due diligence investigations of the Properties in accordance with the terms of the Master Leases, as may be reasonably requested by the holder of the Note or as may be requested by the Rating Agencies or as may be necessary or appropriate in connection with the Securitization and/or the listing of the Securities on any securities exchange (collectively, the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

                  (b) at Borrower's expense, cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale and/or lease or any other opinion customary in securitization transactions, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and satisfactory to the Rating Agencies;

                  (c) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, Indemnitor and the Loan Documents as may be reasonably requested by the holder of the Note or as may be requested by the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

                  (d) execute such amendments to the Loan Documents and organizational documents and establish and fund such reserve funds (including, without limitation, reserve funds for deferred maintenance and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material economic term of the Loan, or (iii) require the deposit of additional reserves, unless otherwise required by the Loan Documents; and

                  (e) All reasonable third party costs and expenses incurred by Lender in connection with Borrower's complying with requests made under this
Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower.

                  SECTION 9.2 SECURITIZATION INDEMNIFICATION. (a) Borrower and Indemnitor understand that certain of the Provided Information may be included in a private placement memorandum, offering circular or other offering or disclosure documents (the "DISCLOSURE DOCUMENTS") in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, any securities exchange, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Indemnitor will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information available to Borrower and necessary, with respect to the Provided Information, the Properties, the Master Leases, the Master Tenants, Borrower and its Affiliates, or the Loan, to keep the Disclosure Document accurate and complete in all material respects.

                  (b) Borrower and Indemnitor agree to provide in connection with each of (i) a preliminary and a final private placement memorandum, (ii) a preliminary and final prospectus or prospectus supplement or (iii) such other offering materials as may be used for the securitization of the Loan (such materials described in clauses (i), (ii) or (iii), as applicable, being hereinafter referred to collectively as the "OFFERING MATERIALS") an indemnification certificate (A) certifying that Borrower and Indemnitor have carefully examined the Offering Materials, including without limitation, the sections entitled "Summary of Offering Memorandum," "Risk Factors," "Description of the Mortgaged Properties," "Description of the Mortgage Loan," "Description of the Mezzanine Loan" and "Entertainment Properties Trust" and such Offering Materials to the extent they relate to or include any Provided Information, and as they relate to the Properties, the Master Leases, the Master Tenants, Borrower and its Affiliates or the Loan (other than federal income tax matters and ERISA matters which do not pertain to the Properties, the Master Leases, the Master Tenants, Borrower or its Affiliates), do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender, Bear, Stearns & Co. Inc. ("BS & CO.") Bear Stearns Commercial Mortgage Inc. ("BSCM"), Bear, Stearns Commercial Mortgage Securities Inc. ("BSCMS"), Bear Stearns Real Estate Group, Inc. ("BSREG"), Bear Stearns International Limited ("BSIL"), the affiliate of Lender that has filed the registration statement, if any, relating to the securitization (the "REGISTRATION STATEMENT"), each of their respective officers and directors and each person or entity who controls each such Person within the meaning of
Section 15 of the Securities Act, or Section 20 of the Exchange Act (Lender, such other Indemnified Persons, BS & Co., BSCM, BSIL, BSCMS, BSREG, and such affiliates, directors, officers, person or entity being hereinafter referred to collectively as the "BEAR STEARNS GROUP"), and BS & Co. and each other underwriter or placement agent with respect to the Securities, each of their respective officers and directors and each person or entity who controls each such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") to which Lender, the Bear Stearns Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or misstatement or alleged untrue statement or misstatement of any material fact contained in the portions of the Offering Materials covered by the indemnification certificate (the "COVERED INFORMATION") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Covered Information or necessary in order to make the statements in the Covered Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Bear Stearns Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Bear Stearns in connection with investigating or defending the Liabilities. The liability of Borrower and Indemnitor under the indemnification provided for in clauses (B) and (C) above shall be in addition to any liability which Borrower or Indemnitor may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective, and Borrower and Indemnitor hereby agree to indemnify and hold harmless Lender, the Bear Stearns Group and the Underwriter Group if Borrower and Indemnitor fail to deliver an indemnification certificate described in clause (A) above within a reasonable time after delivery of the applicable Offering Materials to Borrower and Indemnitor for review in connection with the request for the indemnification certificate and indemnification by Borrower and Indemnitor shall be applicable based on information previously provided by Indemnitor, Borrower or Affiliates of Borrower or

Indemnitor, as updated and corrected, and with respect to which Borrower or Indemnitor have not previously raised objections.

                  (c) In connection with filings under the Exchange Act, Borrower and Indemnitor agree to (i) indemnify the Bear Stearns Group and the Underwriter Group for Liabilities to which Lender, the Bear Stearns Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or misstatement of any material fact in the Provided Information or the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Bear Stearns Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Bear Stearns Group or the Underwriter Group in connection with defending or investigating the Liabilities.

                  (d) Borrower and Indemnitor agree that no Indemnified Person shall have any liability to Borrower or Indemnitor for or in connection with the Loan unless and to the extent that it is finally judicially determined that liability for losses, claims, damages, liabilities or expenses incurred by Borrower or Indemnitor resulted directly from the fraud, illegal acts, gross negligence or willful misconduct of such Indemnified Person.

                  (e) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against Borrower or Indemnitor notify such entity in writing of the claim or the commencement of that action; provided, however, that the failure to notify Borrower or Indemnitor (as applicable) shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof and Borrower or Indemnitor (as applicable) shall pay the fees, expenses and disbursements of such counsel and such counsel shall, to the extent consistent with its professional responsibility, cooperate with Borrower or Indemnitor (as applicable) and any counsel selected by Borrower or Indemnitor (as applicable).

                  (f) Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), neither Borrower nor Indemnitor will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless Borrower or Indemnitor (as applicable) shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of Lender and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as Borrower or Indemnitor (as applicable) has complied with its obligations to defend and indemnify hereunder, Borrower or Indemnitor (as applicable) shall not be liable for any settlement made by Lender or any other Indemnified Person without the consent of Borrower or Indemnitor (as applicable) (which consent shall not be unreasonably withheld or delayed).

                  (g) Borrower and Indemnitor agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for a reason other than the fraud, illegal acts, gross negligence or willful misconduct of an Indemnified Person or is insufficient to hold an Indemnified Person harmless (with respect only to the losses, claims, damages, liabilities or expenses that are the subject of this
Section 9.2), then Borrower or Indemnitor (as applicable) and such Indemnified Person shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to Borrower or Indemnitor (as applicable) on the one hand, and such Indemnified Person on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of Borrower or Indemnitor (as applicable) on the one hand, and all Indemnified Persons on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2,
(A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) Borrower, Indemnitor and Lender agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Bear Stearns Group and the Underwriter Group in connection with the closing of the Loan or the securitization or other secondary market sale of the Loan.

                  (h) Borrower and Indemnitor agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not Lender, any other Indemnified Person, the Bear Stearns Group or the Underwriter Group is a formal party to any such lawsuits, claims or other proceedings, and that such obligations shall extend upon the terms set forth in this Section 9.2 to any controlling person, director, partner, officer, employee, representative or agent of Lender, the Bear Stearns Group and the Underwriter Group (each, an "INDEMNIFIED PERSON"). Borrower and Indemnitor further agree that their indemnification, contribution and reimbursement obligations shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Indemnified Persons within the meaning of the Securities Act.

                  (i) The liabilities and obligations of Borrower, Indemnitor and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                  SECTION 9.3 RATING SURVEILLANCE. Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Borrower in an amount determined by Lender in its reasonable discretion prior to the occurrence of a Securitization and such expense (the "RATING SURVEILLANCE CHARGE") will be paid in monthly installments.

                  SECTION 9.4 EXCULPATION. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek such relief against Borrower as may be necessary to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                      (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

                      (ii) the gross negligence or willful misconduct of Borrower;

                      (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                      (iv) the removal or disposal of any portion of the Properties, other than by Lender or its agents, after an Event of Default;

                      (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Properties, or (C) any Rents following an Event of Default;

                      (vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Properties; and

                      (vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of principal and interest under the Note is not paid when due; (ii) Borrower fails to permit on-site inspections of the Properties (subject to the rights of tenants under Leases), fails to provide financial information, fails to maintain its status as a Single Purpose Entity or fails to appoint a third party property manager upon the request of Lender as permitted hereunder, each as required by, and in accordance with the terms and provisions of this Loan Agreement, the Mortgages and the other Loan Documents; (iii) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary Lien encumbering any Individual Property; (iv) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of any Individual Property or any interest therein as required by the Mortgage or hereunder, (v) Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (vi) any Person files an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower or any Affiliate of Borrower colludes with, or otherwise assists, such Person, (vii) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (viii) Borrower consents to or acquiesces or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or
(ix) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; provided, however, any recourse arising from subclauses (v) through and including (ix) of this section shall be limited to fifty percent (50%) of the Debt.

                  SECTION 9.5 SATISFACTION OF OBLIGATIONS BY MASTER TENANTS. Borrower may satisfy any of its obligations pursuant to the terms and provisions of this Agreement and the other Loan Documents by causing the applicable Master Tenant to satisfy such obligation.

                  SECTION 9.6 SERVICER. At the option of Lender, the Loan may be serviced by a servicer/trustee (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement, provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

                  X. MISCELLANEOUS

                  SECTION 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                  SECTION 10.3 GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND

IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CT CORPORATION SYSTEMS
                  1633 BROADWAY
                  NEW YORK, NEW YORK 10019

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 10.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if (a) hand delivered; (b) sent by (i) certified or registered United States mail, postage prepaid, return receipt requested or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) sent by telecopier (with advice by telephone to recipient that a telecopy notice is forthcoming and a machine-generated confirmation of successful transmission), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:              Bear, Stearns Funding, Inc.
                                    245 Park Avenue
                                    New York, New York  10167
                                    Attention:  J. Christopher Hoeffel
                                    Facsimile No. (212) 272-6799
                                    Telephone No. (212) 272-7918

         with a copy to:            Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York  10038
                                    Attention:  William P. McInerney, Esq.
                                    Facsimile No. (212) 504-6666
                                    Telephone No. (212) 504-6118

         If to Borrower:            Megaplex Nine, Inc.
                                    30 Pershing Road
                                    Suite 201
                                    Kansas City, Missouri  64108
                                    Attention:  Fred Kennon
                                    Facsimile No.  (816) 472-5794
                                    Telephone No. (816) 472-1700

         With a copy to:            Entertainment Properties Trust
                                    30 Pershing Road
                                    Suite 201
                                    Kansas City, Missouri  64108
                                    Attention:  Gregory K. Silvers, Esq.
                                    Facsimile No.  (816) 472-5794
                                    Telephone No.  (816) 472-1700

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

                  SECTION 10.7 TRIAL BY JURY.

                  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                  SECTION 10.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 10.10 PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 10.11 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 10.12 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  SECTION 10.13 EXPENSES; INDEMNITY. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                  (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and the Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

                  SECTION 10.14 SCHEDULES INCORPORATED. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 10.17 PUBLICITY. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Bear Stearns, or any of their Affiliates shall be subject to the prior written approval of Lender, except as otherwise required by applicable law.

                  SECTION 10.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS. (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

                  (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners or members and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the

Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure, Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

                  SECTION 10.19 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                  SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 10.21 BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  SECTION 10.22 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, any term sheet or commitment letter between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.


                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                    MEGAPLEX NINE, INC., a Missouri corporation



                                    By:_________________________________________
                                       Name: Fred L. Kennon
                                       Title: Vice President and Chief Financial
                                              Officer


                                    EPT DOWNREIT, INC., a Missouri corporation



                                    By:_________________________________________
                                       Name: Fred L. Kennon
                                       Title: Vice President and Chief Financial
                                              Officer


                                    BEAR, STEARNS FUNDING, INC., a Delaware
                                      corporation



                                    By:_________________________________________
                                       Name:
                                       Title:

                                   SCHEDULE I

                                   PROPERTIES


                                                                                                     ALLOCATED
     PROPERTY NAME              OPERATOR             LOCATION               SECURITY                LOAN AMOUNT
----------------------         ----------         --------------            ---------             ---------------
1. First Colony                AMC                Houston, TX               Leasehold             $     8,039,360
2. Gulf Pointe                 AMC                Houston, TX               Fee                   $    13,426,560
3. Mesquite                    AMC                Dallas, TX                Fee                   $    12,100,480
4. South Barrington            AMC                Chicago, IL               Fee                   $    17,935,232
5. Leawood Town Center         AMC                Leawood, KS               Fee                   $     7,707,480
6. Oakview                     AMC                Omaha, NE                 Leasehold             $     8,652,672
7. Hampton Town                AMC                Norfolk, VA               Fee                   $    12,042,464
8. Paradise                    Muvico             Davie, FL                 Fee                   $    12,373,984
9. Aliso Viejo                 Edwards            Los Angeles, CA           Fee                   $    11,321,408
                                                                                                  ---------------
                                                                                                  $   103,600,000



                                    SCH. I-1

                                   SCHEDULE II


                                ADDITIONAL LEASES





                                      NONE



                                    SCH. II-1

                                  SCHEDULE III


                              INTENTIONALLY DELETED


                                   SCH. III-1

                                  SCHEDULE IV


                                   LITIGATION

The Master Tenant under the Master Lease of the Individual Property known as Aliso Viejo located in Los Angeles, California is presently a debtor under a Chapter 11 proceeding.


                                    SCH. IV-1